Exhibit 99.1

 Lawson Software Reports Second Quarter Fiscal 2007 Financial Results


    ST. PAUL, Minn.--(BUSINESS WIRE)--Jan. 8, 2007--Lawson Software, Inc. (Nasdaq:LWSN) today reported financial results for its second quarter of fiscal 2007, the second full quarter of post-combination results after its acquisition of Intentia International AB in April 2006. Lawson reported GAAP (generally accepted accounting principles) revenues of $184.5 million for its fiscal 2007 second quarter ended Nov. 30, 2006. This was an increase of 107 percent from revenues of $89.0 million in its fiscal 2006 second quarter. The increase in revenues is primarily attributable to the consolidation of revenues of the former Intentia. Excluded from these results is $3.9 million of deferred maintenance and service revenue that was written down under the purchase accounting method used for the acquisition of Intentia.

    GAAP net loss was $3.5 million, or $0.02 per share, compared with GAAP net income of $6.6 million, or $0.06 per diluted share in the same period last year. This decline is primarily attributable to the consolidation of the former Intentia's costs and operating expenses as well as a significant increase in the quarterly effective tax rate. Also included in these results are pre-tax expenses totaling $10.4 million for amortization of acquired intangible assets, restructuring charges, amortization of purchased maintenance contracts, and integration related costs, and $1.6 million of non-cash stock-based compensation as a result of adopting FAS 123(R) in the year. (Under the FAS 123(R) method, stock-based employee compensation cost is recognized using the fair-value based method for all unvested stock options after June 1, 2006.) Including the written down maintenance and service revenue and excluding these costs and expenses, the non-GAAP net income would have been $5.4 million, or $0.03 per diluted share.

    "We've made good progress in our first two quarters following our combination with Intentia," said Harry Debes, Lawson president and chief executive officer. "Validation includes increased cross-selling and Lawson M3 solution sales, high customer satisfaction and retention, healthy maintenance and consulting services revenues, and an increased pipeline. However, our license revenue is not where it should be. As a result, we are recalibrating our guidance for the second half of our fiscal year. It's also important to note that our deferred license balance is increasing, which will be a net benefit to license revenue in future quarters. In addition, we are moving forward with our transformation plans to drive operational efficiencies throughout our global operations."

    For the six months ended Nov. 30, 2006, GAAP net loss was $19.3 million, or $0.10 per share, on total revenues of $346.3 million, compared with GAAP net income of $10.7 million, or $0.10 per diluted share, on total revenues of $177.0 million, in the comparable fiscal 2006 period. Excluded from these six-month results is $8.5 million of deferred maintenance and service revenue that was written down under the purchase accounting method used for the acquisition of Intentia. Included in the six-month results is $25.5 million of pre-tax expenses for amortization of acquired intangible assets, restructuring charges, amortization of purchased maintenance contracts, and integration related costs, and $3.7 million of non-cash stock-based compensation as a result of adopting FAS 123(R) in this year. Including the written down maintenance and service revenue and excluding certain expenses, six month non-GAAP net income would have been $10.0 million, or $0.05 per diluted share.

    Financial Guidance

    For the third quarter of fiscal year 2007 ending February 28, 2007, the company is estimating GAAP revenue of $181 million to $189 million, excluding approximately $2 million of deferred maintenance and services revenue written down under the purchase accounting method used for the Intentia acquisition. Including this amount, the company estimates non-GAAP revenues of $183 million to $191 million. License contracting is estimated to be between $32 million and $38 million, with estimated recognized license revenues between $20 million and $25 million. Estimated maintenance revenues are between $72 million and $74 million, and estimated consulting revenues are between $91 million and $92 million. The company anticipates a GAAP net loss of $0.01 to break even at $0.00 per fully diluted share. Non-GAAP fully diluted earnings per share is forecasted between $0.02 and $0.03, excluding approximately $9.8 million of pre-tax expenses related to the amortization of acquisition-related intangibles, amortization of purchased maintenance contracts, stock-based compensation charges, and integration costs. The non-GAAP effective tax rate in Q3 is anticipated to be 55 percent.

    Total GAAP revenues for the fiscal year 2007 ending May 31, 2007 are estimated to be between $713 million and $733 million, excluding approximately $12 million of deferred maintenance and services revenue written down under the purchase accounting method used for the Intentia acquisition. Including this amount, the company estimates non-GAAP total revenues of $725 million to $745 million. The company also anticipates fourth quarter non-GAAP operating margin of mid-to-high single digits, and a non-GAAP effective annual tax rate of 58 percent.

    Additional Second Quarter Fiscal 2007 Key Business Metrics:

    -- Cash, cash equivalents and marketable securities were $278.8 million (including $13.5 million of restricted cash), compared to $289 million in the fiscal 2007 first quarter. This decline in cash was anticipated, driven primarily by the impact of the company's change in U.S. maintenance contract renewal dates

    -- Total license contracting was $30.2 million, an increase of approximately 20 percent over the first quarter, driven by increases in M3 contracting

    -- Total revenues of $184.5 million increased 14 percent from first quarter, primarily driven by license and consulting revenue. Total license revenues of $22 million increased more than 30 percent over first quarter, primarily due to the increase in contracting

    -- Total deferred revenues were $147 million. Deferred license revenue was $28 million, which is up $8 million from the first quarter

    -- 307 total deals were signed at an average selling price of $105,000, compared with 228 deals at an average selling price of $113,000 in the first quarter

    -- 27 new customer deals were signed at an average selling price of $420,000, compared with 34 at an average selling price of $352,000 in the first quarter

    -- Three deals greater than $1 million and thirteen deals between $500,000 and $1 million were signed in the second quarter, compared to four deals greater than $1 million and six deals in the $500,000 to $1 million range in the first quarter

    -- Revenues from the Americas region represented 53 percent of total revenue for the quarter; the Europe, Middle East, and Africa region represented approximately 43 percent of total revenue; and Asia-Pacific represented 4 percent of total revenue

    -- Gross margin increased one percent to approximately 46 percent compared to the first quarter

    -- Significant agreements were signed with Brooks Sports, Bucks County Pennsylvania, ETS Caillaud, Fulton Paper, Haulotte Group, Lisi Automotive, Manitou, Nebraska Methodist Health System, Pulte Homes, WesternGeco and Zeppelin Baumaschinen

    -- The company signed four new Lawson M3 deals with customers in the Americas

    --  Lawson continued to see good customer adoption of Lawson
        System Foundation 9 with 111 customers purchasing in the second quarter

    Conference Call and Webcast

    The company will host a conference call and webcast to discuss its second quarter results and future outlook at 8:00 a.m. Eastern Time (7:00 a.m. Central Time) on Jan. 9, 2007. Interested parties may listen to the call by dialing 888-769-8514 (passcode Lawson 104) and international callers 1-210-234-0001. A live webcast will also be available on www.lawson.com. Interested parties should dial into the conference call or access the webcast approximately 10-15 minutes before the scheduled start time.

    A replay will be available approximately one hour after the conference call concludes and will remain available for one week. The replay number is 866-436-9385 and international 1-203-369-1034. The webcast will remain on www.lawson.com for approximately two weeks.

    About Lawson Software

    Lawson Software provides software and service solutions to approximately 4,000 customers in manufacturing, distribution, maintenance and service sector industries across 40 countries. Lawson's solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in Lawson's ability to realize synergies and revenue opportunities anticipated from the Intentia International acquisition; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries; increased competition and other risk factors listed in the company's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

    Use of Non-GAAP Financial Information

    In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results. These non-GAAP results exclude amortization of all acquisition-related intangibles, amortization of purchased maintenance contracts, Intentia integration costs, restructuring charges, certain stock-based compensation expenses and other expenses. In addition, Lawson's non-GAAP financial results include pro forma revenue for maintenance contracts acquired in the Intentia acquisition for which the deferred revenue on Intentia's balance sheet has been eliminated from GAAP results as part of the purchase accounting for the acquisition. Lawson's management believes the non-GAAP measures used in this press release are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies that have recently made significant acquisitions. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Lawson uses to produce non-GAAP results is not computed according to GAAP, may differ from the methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release. Additional information can be found on the investor relations page of Lawson's website at www.lawson.com/investor.


                         LAWSON SOFTWARE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)



                                            Three Months
                                                Ended       % Increase
                                          -----------------
                                          Nov 30,  Nov 30,
                                            2006     2005   (Decrease)
                                          -------- -------- ----------
Revenues:
 License fees                             $22,041  $18,121         22%
 Maintenance                               70,969   44,554         59%
 Consulting                                91,483   26,362        247%
                                          -------- --------
   Total revenues                         184,493   89,037        107%
                                          -------- --------

Cost of revenues:
 Cost of license fees                       5,850    2,774        111%
 Cost of maintenance                       13,997    7,358         90%
 Cost of consulting                        80,289   26,559        202%
                                          -------- --------
   Total cost of revenues                 100,136   36,691        173%
                                          -------- --------

Gross profit                               84,357   52,346         61%
                                          -------- --------

Operating expenses:
 Research and development                  22,530   14,050         60%
 Sales and marketing                       39,898   19,465        105%
 General and administrative                22,215   10,039        121%
 Restructuring                                (32)      (5)       +++
 Amortization of acquired intangibles       2,400      357        +++
                                          -------- --------
   Total operating expenses                87,011   43,906         98%
                                          -------- --------

Operating income (loss)                    (2,654)   8,440        ---
                                          -------- --------

Other income:
 Interest income                            3,707    2,367         57%
 Interest expense                            (378)     (19)       +++
 Other income                                   3        -        +++
                                          -------- --------
   Total other income                       3,332    2,348         42%
                                          -------- --------

Income (loss) before income taxes             678   10,788       (94%)
Provision for income taxes                  4,187    4,232        (1%)
                                          -------- --------
Net income (loss)                         $(3,509)  $6,556        ---
                                          ======== ========

Net income (loss) per share:
 Basic                                     $(0.02)   $0.06        ---
                                          ======== ========
 Diluted                                   $(0.02)   $0.06        ---
                                          ======== ========

Shares used in computing net income
 (loss) per share:
 Basic                                    187,376  102,428         83%
                                          ======== ========
 Diluted                                  187,376  107,134         75%
                                          ======== ========



                                            Six Months
                                               Ended        % Increase
                                         ------------------
                                         Nov 30,   Nov 30,
                                            2006     2005   (Decrease)
                                         --------- -------- ----------
Revenues:
 License fees                             $38,809  $36,725          6%
 Maintenance                              140,553   88,167         59%
 Consulting                               166,968   52,059        221%
                                         --------- --------
   Total revenues                         346,330  176,951         96%
                                         --------- --------

Cost of revenues:
 Cost of license fees                      10,892    5,195        110%
 Cost of maintenance                       28,685   14,706         95%
 Cost of consulting                       150,023   51,931        189%
                                         --------- --------
   Total cost of revenues                 189,600   71,832        164%
                                         --------- --------

Gross profit                              156,730  105,119         49%
                                         --------- --------

Operating expenses:
 Research and development                  42,855   28,550         50%
 Sales and marketing                       76,790   38,437        100%
 General and administrative                48,205   26,911         79%
 Restructuring                              3,360        5        +++
 Amortization of acquired intangibles       4,789      731        +++
                                         --------- --------
   Total operating expenses               175,999   94,634         86%
                                         --------- --------

Operating income (loss)                   (19,269)  10,485        ---
                                         --------- --------

Other income:
 Interest income                            7,300    4,672         56%
 Interest expense                            (645)     (25)       +++
 Other income                                  43        -        +++
                                         --------- --------
   Total other income                       6,698    4,647         44%
                                         --------- --------

Income (loss) before income taxes         (12,571)  15,132        ---
Provision for income taxes                  6,730    4,399         53%
                                         --------- --------
Net income (loss)                        $(19,301) $10,733        ---
                                         ========= ========

Net income (loss) per share:
 Basic                                     $(0.10)   $0.11        ---
                                         ========= ========
 Diluted                                   $(0.10)   $0.10        ---
                                         ========= ========

Shares used in computing net income
 (loss) per share:
 Basic                                    186,610  101,790         83%
                                         ========= ========
 Diluted                                  186,610  106,298         76%
                                         ========= ========


                        LAWSON SOFTWARE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)


                                             Nov 30, 2006 May 31, 2006
                                             ------------ ------------
ASSETS
--------------------------------------------

Current assets:
 Cash and cash equivalents                      $183,201     $210,154
 Marketable securities                            81,934       90,348
 Trade accounts receivable, net                  162,635      159,933
 Income taxes receivable                           5,563        4,577
 Deferred income taxes                            21,626       21,465
 Prepaid expenses and other current assets        26,947       28,085
                                             ------------ ------------
   Total current assets                          481,906      514,562
                                             ------------ ------------

Long-term marketable securities                      244        6,079
Restricted Cash                                   13,468            -
Property and equipment, net                       28,946       26,189
Goodwill                                         471,112      454,550
Other intangibles assets, net                    147,247      154,695
Deferred income taxes                              9,368        9,294
Other assets                                       7,192        5,283
                                             ------------ ------------

Total assets                                  $1,159,483   $1,170,652
                                             ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------

Current liabilities:
 Current portion of long-term debt                $3,507       $3,475
 Accounts payable                                 18,587       26,137
 Accrued compensation and benefits                80,633       88,245
 Income taxes payable                              2,271        3,195
 Deferred income taxes                             4,408        4,221
 Deferred revenue                                140,678      146,206
 Other current liabilities                        76,436       74,882
                                             ------------ ------------
   Total current liabilities                     326,520      346,361
                                             ------------ ------------

Long-term debt, less current portion               5,620        4,275
Deferred income taxes                              9,360        9,039
Deferred revenue - non-current                     6,487       10,840
Other long-term liabilities                       11,189        8,478
                                             ------------ ------------

Total liabilities                                359,176      378,993
                                             ------------ ------------


Stockholders' equity:
 Common stock                                      1,982        1,961
 Additional paid-in capital                      812,543      800,168
 Treasury stock, at cost                         (68,826)     (69,237)
 Deferred stock-based compensation                     -         (131)
 Retained earnings                                19,391       38,692
 Accumulated other comprehensive income           35,217       20,206
                                             ------------ ------------
Total stockholders' equity                       800,307      791,659
                                             ------------ ------------

Total liabilities and stockholders' equity    $1,159,483   $1,170,652
                                             ============ ============


                        LAWSON SOFTWARE, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                             (unaudited)



                               Three Months Ended   Six Months Ended
                               ------------------- -------------------
                               Nov 30,   Nov 30,   Nov 30,   Nov 30,
                                  2006      2005      2006      2005
                               --------- --------- --------- ---------
 Cash flows from operating
  activities:
  Net (loss) income             $(3,509)   $6,556  $(19,301)  $10,733
  Adjustments to reconcile net
   (loss) income to net cash
   (used in) provided by
   operating activities:
    Depreciation                  2,321     1,413     4,685     2,954
    Amortization                  7,246     2,153    14,600     4,338
    Deferred income taxes           284         -       336        65
    Provision for doubtful
     accounts                      (247)     (371)    1,708    (1,104)
    Tax benefit from stock
     option transactions           (704)        -    (1,033)        -
    Tax benefit from
     stockholder transactions
     for option activity            896     1,636       852     1,809
    Amortization of stock-
     based compensation           1,589       107     3,673       239
    Stock-based compensation
     expense                          -         -         -     6,368
    Amortization of discounts
     on notes payable                 -         5         -        18
    Amortization of discounts
     on marketable securities       (84)      (58)     (235)      (37)
    Net gain on sale of assets        2         -         2         -
  Changes in operating assets
   and liabilities, net of
   effect from acquisitions:
    Trade accounts receivable    (4,809)   (4,043)    1,173    (4,921)
    Prepaid expenses and other
     assets                       4,506    (1,723)    1,679     6,726
    Accounts payable                622       401    (8,398)   (1,541)
    Accrued and other
     liabilities                 (1,752)    1,514   (15,607)   (1,045)
    Income taxes                 (2,549)    2,427    (1,672)    2,457
    Deferred revenue and
     customer deposits          (17,787)   (2,643)  (13,449)   (3,632)
                               --------- --------- --------- ---------
  Net cash (used in) provided
   by operating activities      (13,975)    7,374   (30,987)   23,427
                               --------- --------- --------- ---------

 Cash flows from investing
  activities:
  Cash paid in conjunction
   with acquisitions                  -    (1,320)   (1,995)   (2,407)
  Purchases of marketable
   securities                   (44,718)  (80,789)  (73,749)  (92,721)
  Maturities of marketable
   securities                    39,327    29,607    87,773    51,496
  Sales of marketable
   securities                       500         -       500         -
  Restricted cash designated    (13,468)        -   (13,468)        -
  Purchases of property and
   equipment                     (2,845)     (689)   (5,473)   (1,112)
                               --------- --------- --------- ---------
  Net cash used in investing
   activities                   (21,204)  (53,191)   (6,412)  (44,744)
                               --------- --------- --------- ---------

 Cash flows from financing
  activities
  Principal payments on long-
   term debt                       (742)        -      (973)     (967)
  Cash proceeds from long-term
   debt                             505         -     1,768         -
  Payments on capital lease
   obligations                     (468)        -      (961)        -
  Exercise of stock options       4,623     3,721     7,084     5,740
  Excess tax benefit from
   stock transactions               704         -     1,033         -
  Issuance of treasury shares
   for employee stock purchase
   plan                             639         -     1,329     1,497
                               --------- --------- --------- ---------
  Net cash provided by
   financing activities           5,261     3,721     9,280     6,270
                               --------- --------- --------- ---------

 Effect of exchange rate
  changes on cash and cash
  equivalents                     1,312         -     1,166         -
                               --------- --------- --------- ---------

 Decrease in cash and cash
  equivalents                   (28,606)  (42,096)  (26,953)  (15,047)
 Cash and cash equivalents at
  beginning of period           211,807   214,793   210,154   187,744
                               --------- --------- --------- ---------
 Cash and cash equivalents at
  end of period                $183,201  $172,697  $183,201  $172,697
                               ========= ========= ========= =========


                        LAWSON SOFTWARE, INC.
         RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
                (in thousands, except per share data)
                             (unaudited)


                                   Three Months Ended
                   ---------------------------------------------------
                         Nov 30, 2006              Nov 30, 2005
                                      Non-                      Non-
                     GAAP     Adj.     GAAP    GAAP     Adj.     GAAP
                   ------------------------- -------------------------
Revenues:
 License fees      $22,041      $-  $22,041  $18,121      $-  $18,121
 Maintenance        70,969   2,811   73,780   44,554       -   44,554
 Consulting         91,483   1,079   92,562   26,362       -   26,362
                   ------------------------- -------------------------
  Total revenues   184,493   3,890  188,383   89,037       -   89,037

Cost of revenues:
 Cost of license
  fees               5,850  (2,589)   3,261    2,774    (809)   1,965
 Cost of
  maintenance       13,997    (986)  13,011    7,358    (987)   6,371
 Cost of
  consulting        80,289  (1,911)  78,378   26,559    (189)  26,370
                   ------------------------- -------------------------
  Total cost of
   revenues        100,136  (5,486)  94,650   36,691  (1,985)  34,706
                   ------------------------- -------------------------

                   ------------------------- -------------------------
Gross profit        84,357   9,376   93,733   52,346   1,985   54,331
                   ------------------------- -------------------------

Operating
 expenses:
 Research and
  development       22,530    (127)  22,403   14,050     (69)  13,981
 Sales and
  marketing         39,898    (976)  38,922   19,465    (419)  19,046
 General and
  administrative    22,215  (3,008)  19,207   10,039    (944)   9,095
 Restructuring         (32)     32        -       (5)      5        -
 Amortization of
  acquired
  intangibles        2,400  (2,400)       -      357    (357)       -
                   ------------------------- -------------------------
  Total operating
   expenses         87,011  (6,479)  80,532   43,906  (1,784)  42,122
                   ------------------------- -------------------------

                   ------------------------- -------------------------
Operating Income
 (loss)             (2,654) 15,855   13,201    8,440   3,769   12,209
                   ------------------------- -------------------------

Other income:
 Interest income     3,707       -    3,707    2,367       -    2,367
 Interest expense     (378)      -     (378)     (19)      -      (19)
 Other income
  (expense)              3       -        3        -       -        -
          ------------------------- -------------------------
  Total other
   income            3,332       -    3,332    2,348       -    2,348
                   ------------------------- -------------------------

Income (loss)
 before income
 taxes                 678  15,855   16,533   10,788   3,769   14,557
Provision
 (benefit) for
 income taxes        4,187   6,949   11,136    4,232   1,380    5,612
                   ------------------------- -------------------------
Net income (loss)  $(3,509) $8,906   $5,397   $6,556  $2,389   $8,945
                   ======== ======= ======== ======== ======= ========
Weighted average
 shares            187,376          190,682  107,134          107,134

Earnings per share  $(0.02)           $0.03    $0.06            $0.08


                        LAWSON SOFTWARE, INC.
         RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
                (in thousands, except per share data)
                             (unaudited)


                                   Six Months Ended
                 -----------------------------------------------------
                        Nov 30, 2006               Nov 30, 2005
                                      Non-                      Non-
                    GAAP     Adj.      GAAP    GAAP     Adj.     GAAP
                 --------------------------- -------------------------
Revenues:
 License fees     $38,809       $-  $38,809  $36,725      $-  $36,725
 Maintenance      140,553    5,858  146,411   88,167       -   88,167
 Consulting       166,968    2,612  169,580   52,059       -   52,059
                 --------------------------- -------------------------
  Total revenues  346,330    8,470  354,800  176,951       -  176,951

Cost of
 revenues:
 Cost of license
  fees             10,892   (5,183)   5,709    5,195  (1,618)   3,577
 Cost of
  maintenance      28,685   (1,995)  26,690   14,706  (1,988)  12,718
 Cost of
  consulting      150,023   (4,903) 145,120   51,931    (241)  51,690
                 --------------------------- -------------------------
  Total cost of
   revenues       189,600  (12,081) 177,519   71,832  (3,847)  67,985
                 --------------------------- -------------------------

                 --------------------------- -------------------------
Gross profit      156,730   20,551  177,281  105,119   3,847  108,966
                 --------------------------- -------------------------

Operating
 expenses:
 Research and
  development      42,855     (336)  42,519   28,550    (124)  28,426
 Sales and
  marketing        76,790   (2,313)  74,477   38,437    (879)  37,558
 General and
  administrative   48,205   (6,307)  41,898   26,911  (7,974)  18,937
 Restructuring      3,360   (3,360)       -        5      (5)       -
 Amortization of
  acquired
  intangibles       4,789   (4,789)       -      731    (731)       -
                 --------------------------- -------------------------
  Total
   operating
   expenses       175,999  (17,105) 158,894   94,634  (9,713)  84,921
                 --------------------------- -------------------------

                 --------------------------- -------------------------
Operating Income
 (loss)           (19,269)  37,656   18,387   10,485  13,560   24,045
                 --------------------------- -------------------------

Other income:
 Interest income    7,300        -    7,300    4,672    (357)   4,315
 Interest
  expense            (645)       -     (645)     (25)      -      (25)
 Other income
  (expense)            43        -       43        -       -        -
                 --------------------------- -------------------------
  Total other
   income           6,698        -    6,698    4,647    (357)   4,290
                 --------------------------- -------------------------

Income (loss)
 before income
 taxes            (12,571)  37,656   25,085   15,132  13,203   28,335
Provision
 (benefit) for
 income taxes       6,730    8,265   14,995    4,399   6,856   11,255
                 --------------------------- -------------------------
Net income
 (loss)          $(19,301) $29,391  $10,090  $10,733  $6,347  $17,080
                 ========= ======== ======== ======== ======= ========
Weighted average
 shares           186,610           190,065  106,298          106,298

Earnings per
 share             $(0.10)            $0.05    $0.10            $0.16


    Use of Non-GAAP Financial Information

    In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results. These non-GAAP results exclude amortization of all acquisition-related intangibles, amortization of purchased maintenance contracts, Intentia integration costs, restructuring charges, certain stock-based compensation expenses and other expenses. In addition, Lawson's non-GAAP financial results include pro forma revenue for maintenance contracts acquired in the Intentia acquisition for which the deferred revenue on Intentia's balance sheet has been eliminated from GAAP results as part of the purchase accounting for the acquisition. Lawson's management believes the non-GAAP measures used in this press release are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies that have recently made significant acquisitions. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method Lawson uses to produce non-GAAP results is not computed according to GAAP, may differ from the methods used by other companies, and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release. Additional information can be found on the investor relations page of Lawson's website at www.lawson.com/investor.

                        LAWSON SOFTWARE, INC.
                    SUPPLEMENTAL NON-GAAP MEASURES
             INCREASE (DECREASE) IN GAAP AMOUNTS REPORTED
                            (in thousands)
                             (unaudited)


                                   Three Months Ended Six Months Ended
                                   ------------------ ----------------
                                    Nov 30,   Nov 30, Nov 30,  Nov 30,
                                     2006      2005    2006     2005
                                   ---------- ---------------- -------
Revenue items
   Purchase accounting impact on
    maintenance                       $2,811      $-   $5,858      $-
   Purchase accounting impact on
    consulting                         1,079       -    2,612       -
                                   ---------- ------- -------- -------
      Total revenue items              3,890       -    8,470       -

Cost of license items
   Amortization of acquired
    software                          (2,575)   (809)  (5,169) (1,618)
   Non-cash stock-based
    compensation                         (14)      -      (14)      -
                                   ---------- ------- -------- -------
      Total cost of license items     (2,589)   (809)  (5,183) (1,618)

Cost of maintenance items
   Amortization of purchased
    maintenance contracts               (891)   (987)  (1,848) (1,988)
   Integration related (1)               (18)      -      (70)      -
   Non-cash stock-based
    compensation                         (77)      -      (77)      -
                                   ---------- ------- -------- -------
      Total cost of maintenance
       items                            (986)   (987)  (1,995) (1,988)

Cost of consulting items
   Amortization                       (1,380)          (2,793)
   Integration related (1)              (410)   (188)  (1,753)   (238)
   Non-cash stock-based
    compensation                        (121)     (1)    (357)     (3)
                                   ---------- ------- -------- -------
      Total cost of consulting
       items                          (1,911)   (189)  (4,903)   (241)

Research and development items
   Integration related (1)                15     (68)     (18)   (117)
   Non-cash stock-based
    compensation                        (142)     (1)    (318)     (7)
                                   ---------- ------- -------- -------
      Total research and
       development items                (127)    (69)    (336)   (124)

Sales and marketing items
   Integration related (1)              (616)   (416)  (1,542)   (865)
   Non-cash stock-based
    compensation                        (360)     (3)    (771)    (14)
                                   ---------- ------- -------- -------
      Total sales and marketing
       items                            (976)   (419)  (2,313)   (879)

General and administrative items
   Integration related (1)            (2,131)   (941)  (4,168) (1,695)
   Non-cash stock-based
    compensation (3)                    (877)     (3)  (2,139) (6,279)
                                   ---------- ------- -------- -------
      Total general and
       administrative                 (3,008)   (944)  (6,307) (7,974)

Restructuring                             32       5   (3,360)     (5)

Amortization of acquired
 intangibles                          (2,400)   (357)  (4,789)   (731)

Other income (expense)                     -       -        -    (357)

Tax provision (2)                     (6,949) (1,380)  (8,265) (6,856)

Total Adjustments                     $8,906  $2,389  $29,391  $6,347
                                   ========== ======= ======== =======



(1) Represents integration related expenses relating to the merger with Intentia International. Included in integration related costs for the three and six month period ended November 30, 2006 were approximately $1.4 million and $2.1 million, respectively, of costs to third parties associated with Sarbanes readiness efforts for Intentia International. The remaining integration related activity primarily relates to costs associated with initial internal leadership meetings and external meetings with significant clients, analysts and other third parties to discuss the strategy of the merger and plans for the new organization as well as employee travel costs associated with developing integration plans during the first quarter of fiscal 2007.
(2) Based on a projected annual global effective tax rate analysis, non-GAAP Q2 tax provision was calculated to be 69.6%. This high computed tax rate is due to the effect of not recording tax benefits for losses in jurisdictions with a history of losses, and for which there is no expected provision on a non-GAAP basis.
(3) Non-cash stock-based compensation from 2005 relates to a stock option modification resulting in $6.3M in expense under APB 25.


    CONTACT: Lawson Software, Inc.
             Media:
             Terry Blake, 651-767-4766
             terry.blake@us.lawson.com
             or
             Investors and Analysts:
             Barbara Doyle, 651-767-4385
             barbara.doyle@us.lawson.com